Exhibit 99.1

Twist Bioscience Announces Settlement Agreement with Agilent

SAN FRANCISCO, Calif. – February 6, 2020 – Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today announced it has reached a settlement agreement with Agilent Technologies to resolve all claims and counterclaims in the trade secret litigation filed by Agilent on February 3, 2016.

Under the terms of the agreement, which is legally binding, Twist Bioscience will pay Agilent $22.5 million. The settlement agreement contains no admission of liability or wrongdoing and includes a full release of the claims made against Twist Bioscience, Emily Leproust, Siyuan Chen and Solange Glaize. Each party will bear their own costs and fees. The case is expected to be formally dismissed this month.

“Agilent launched an all-out legal assault on Twist and in the end, we not only survived, we thrived through the attack,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. “We are pleased with the outcome and believe this settlement removes both the uncertainty and legal expense associated with any trial, and is in the best interest of our all of our stakeholders.”

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

Follow us on Twitter | Facebook | LinkedIn | YouTube

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the ability to attract new customers and retain and grow sales from existing customers; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology could make the products Twist Bioscience is developing obsolete or non-competitive; uncertainties of the retention of a significant customer; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist Bioscience’s patents or proprietary rights; and the risk that Twist Bioscience’s proprietary rights may be insufficient to protect its technologies. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 13, 2019. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Contact:

Argot Partners

Maeve Conneighton

212-600-1902

maeve@argotpartners.com

Media Contact:

Angela Bitting

925- 202-6211

media@twistbioscience.com